PRESS RELEASE
Bloom Energy Reports Record Second Quarter 2026 Financial Results and Raises Full Year 2026 Guidance
•Achieved record quarterly revenue of $1.065 billion, surpassing $1 billion for the first time
•Delivered 166% year-over-year revenue growth, driven by 215% product revenue growth
•Raises full year 2026 revenue guidance to $3.9 billion – 4.2 billion, representing 100% year-over-year growth at the midpoint

SAN JOSE, Calif., July 28, 2026—Bloom Energy Corporation (NYSE: BE) (“Bloom,” “Bloom Energy,” “We,” or the “Company”) today reported its financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights
All comparisons are to the second quarter of 2025.

•Revenue of $1,065.4 million increased 165.5% compared to $401.2 million. Product revenue of $935.4 million increased 215.4% compared to $296.6 million.
•Gross margin of 33.4% increased 668 basis points compared to 26.7%. Non-GAAP gross margin of 34.3% increased 604 basis points compared to 28.2%.
•Operating income of $182.2 million increased $185.7 million compared to $3.5 million operating loss. Non-GAAP operating income of $239.6 million increased $211.0 million compared to $28.6 million.
•Cash flow from operating activities of $226.4 million increased $439.5 million from a net cash used in operating activities of $213.1 million.
•EPS of $0.62 increased $0.80 compared to a loss of $(0.18). Non-GAAP EPS of $0.78 increased $0.68 compared to $0.10.

KR Sridhar, Founder, Chairman and Chief Executive Officer of Bloom Energy, said, “The demand for Bloom Energy’s solutions keeps accelerating every quarter as customers who traditionally defaulted to combustion technologies are now proactively choosing Bloom as a superior power solution. Today, all the major US hyperscalers and over a dozen US neoclouds, AI labs, and colocation data center operators have validated and approved our power solutions for their AI factories. Bloom is now a standard for AI onsite power.”

Simon Edwards, Chief Financial Officer of Bloom Energy, added, “This quarter was the strongest in Bloom’s history, with profitable growth and positive operating cash flow, and we are pleased to raise our full-year outlook. These results reflect disciplined execution while we invest in the capacity and capability to capitalize on the robust demand for Bloom Energy's unique power solutions.”

Summary of Key Financial Metrics

Summary of GAAP Financial Information

($000), except EPS data	Q2'26	Q1'26	Q2'25
Revenue	$1,065,365	$751,054	$401,242
Cost of Revenue	709,793	525,510	294,119
Gross Profit	355,572	225,544	107,123
Gross Margin	33.4%	30.0%	26.7%
Operating Expenses	173,335	153,354	110,626
Operating Income (Loss)	182,237	72,190	(3,503)
Operating Margin	17.1%	9.6%	(0.9)%
Non-operating (Income) Expenses	(14,053)	1,537	39,116
Net Profit (Loss) to Common Stockholders	$196,290	$70,653	$(42,619)
GAAP EPS, Basic	$0.68	$0.25	$(0.18)
GAAP EPS, Diluted	$0.62	$0.23	$(0.18)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q2'26	Q1'26	Q2'25
Revenue	$1,065,365	$751,054	$401,242
Cost of Revenue	700,002	514,750	287,892
Gross Profit	365,363	236,305	113,350
Gross Margin	34.3%	31.5%	28.2%
Operating Expenses	125,721	106,595	84,708
Operating Income	239,642	129,710	28,643
Operating Margin	22.5%	17.3%	7.1%
Adjusted EBITDA	$253,388	$142,989	$41,239
Non-GAAP EPS, Basic	$0.86	$0.49	$0.10
Non-GAAP EPS, Diluted	$0.78	$0.44	$0.10

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Guidance

Bloom Energy is increasing its financial guidance for full-year 2026 as follows:

•Revenue:	$3.9B - $4.2B
•Non-GAAP Gross Margin:	~34%
•Non-GAAP Operating Income:	$800M - $900M
•Non-GAAP EPS:	$2.55 - $2.85

Investor Conference Call/ Webcast Details

Bloom Energy will host a conference call today, July 28, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 4454050. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com. Following the webcast, an archived version will be available on Bloom Energy’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (609) 800-9909 and entering passcode 4454050.

Additional Information and Where to Find It

The Investor Relations section of Bloom Energy’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom Energy encourages investors to visit this website from time to time, as information is updated and new information is posted. The information contained on, or that may be accessed through Bloom Energy's website is not incorporated by reference into, and it not part of, this press release.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to future events and expectations, including with respect to the continued acceleration of demand, community reaction to our projects, our expectations that Bloom Energy will become the standard for on-site power and will continue to scale and grow and estimates and projections for our business outlook for the 2026 fiscal year, each of which is based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management based on information currently available to management at the time they are made. These forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going forward basis.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual results, performance, and/or trends. In addition to general industry and global economic conditions, factors that could cause actual results, performance, and/or trends to differ materially from those discussed in the forward-looking statements made in this press release include, but are not limited to: (1) the emerging nature of distributed energy generation and rapidly evolving market trends; (2) the significant upfront costs of Bloom Energy’s Energy Servers and Bloom Energy’s ability to secure financing for its products; (3) Bloom Energy’s ability to drive cost reductions and to successfully mitigate against potential price increases; (4) Bloom Energy’s ability to service its existing debt obligations; (5) Bloom Energy’s ability to be successful in new markets; (6) the risk of manufacturing defects; (7) the accuracy of Bloom Energy’s estimates regarding the useful life of its Energy Servers, (8)

delays in the development and introduction of new products or updates to existing products; (9) supply constraints; (10) the availability of rebates, tax credits and other tax benefits; (11) the impact of the Inflation Reduction Act of 2022 and the One Big Beautiful Bill Act; (12) changes in the regulatory landscape; (13) Bloom Energy’s lengthy sales and installation cycle, construction, utility interconnection and other delays related to the installation of its Energy Servers; (14) evolution of Bloom’s approach to installation to a consult only model particularly for large load sites; (15) business and economic conditions and growth trends in commercial and industrial energy markets; (16) trade policies including tariffs; (17) the overall electricity generation market; (18) our ability to increase production capacity for our products in a timely and cost-effective manner; (19) any actual or perceived slowdown in the adoption of AI resulting in a slower expansion of AI data centers; (20) Bloom Energy’s ability to protect its intellectual property; (21) the ability of current product and service backlog to ultimately be recognizable as revenue; (22) commodity price volatility; (23) inflationary pressures and/or (24) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the Securities Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequently filed reports, including on Form 10-Q, which filings are available from the SEC. Bloom Energy assumes no obligation to, and does not currently intend to, update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined in the SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Some numbers may not foot due to rounding. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As required by Regulation G, we have provided reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release. Bloom Energy urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom Energy’s expectations regarding its 2026 outlook, Bloom Energy is not able to provide a quantitative reconciliation of non-GAAP gross margin, non-GAAP operating income, and non-GAAP EPS measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. The variability of these items could significantly impact our future U.S. GAAP financial results and we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers enterprises to meet soaring energy demands and responsibly take charge of their power needs. The company’s solid oxide fuel cell systems provide ultra-resilient, highly scalable onsite electricity for Fortune 500 customers around the world, including data centers, semiconductor manufacturing, large utilities, and other commercial and industrial sectors as well as mission-critical organizations in local communities, such as hospitals, college campuses and retailers. Headquartered in Silicon Valley, Bloom Energy employs more than 2,000 people worldwide and manufactures its systems in the United States. For more information, visit BloomEnergy.com.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen Bloom Energy press@bloomenergy.com

Condensed Consolidated Balance Sheets
(in thousands, except share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents[1]	$2,666,859	$2,454,108
Restricted cash	1,050	1,973
Accounts receivable, less allowance for credit losses of $2,998 and $460 as of June 30, 2026 and December 31, 2025, respectively[1,2]	458,126	371,796
Contract assets[3]	365,461	178,928
Inventories[1]	758,188	643,306
Deferred cost of revenue	67,273	30,651
Customer consideration asset[12]	90,967	—
Prepaid expenses and other current assets[1,4]	182,138	49,805
Total current assets	4,590,062	3,730,567
Property, plant and equipment, net[1]	443,388	398,507
Investments in unconsolidated affiliates[10]	28,090	10,037
Operating lease right-of-use assets[1]	106,475	108,541
Restricted cash	20,599	25,499
Contract assets[5]	62,837	62,258
Deferred cost of revenue	7,675	4,099
Customer consideration asset[12]	215,533	—
Other long-term assets[1,6]	153,742	57,203
Total assets	$5,628,401	$4,396,711
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$309,929	$203,129
Accrued warranty[7]	77,797	20,013
Accrued expenses and other current liabilities[1,8]	315,919	222,254
Deferred revenue and customer deposits[9]	327,145	100,975
Operating lease liabilities[1]	23,094	22,000
Financing obligations	62,034	51,308
Recourse debt	4,686	—
Non-recourse debt[1]	2,583	4,153
Total current liabilities	1,123,187	623,832
Deferred revenue and customer deposits	117,901	42,840
Operating lease liabilities[1]	102,730	106,935
Financing obligations	144,446	192,460

	June 30,	December 31,
	2026	2025
Recourse debt	2,470,704	2,613,726
Deferred profit in transactions with unconsolidated affiliates[11]	19,560	13,928
Other long-term liabilities	9,202	10,027
Total liabilities	$3,987,730	$3,603,748
Commitments and contingencies
Stockholders’ equity:
Common stock: 0.0001 par value; 600,000,000 shares authorized, and 293,354,001 shares and 280,045,459 shares issued and outstanding, at June 30, 2026 and December 31, 2025, respectively[13]	29	28
Additional paid-in capital	5,332,587	4,755,965
Accumulated other comprehensive income (loss)	347	(369)
Accumulated deficit	(3,720,965)	(3,986,983)
Total stockholders’ equity attributable to common stockholders	1,611,998	768,641
Noncontrolling interest	28,673	24,322
Total stockholders’ equity	$1,640,671	$792,963
Total liabilities and stockholders’ equity	$5,628,401	$4,396,711

1 We have a variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $76.1 million and $151.9 million as of June 30, 2026, and December 31, 2025, respectively.
3 Including amounts from related parties of $43.9 million and $3.0 million as of June 30, 2026, and December 31, 2025, respectively.
4 There was no related party balance as of June 30, 2026. Including amount from related parties of $1.2 million as of December 31, 2025.
5 Including amounts from related parties of $47.2 million and $48.8 million as of June 30, 2026, and December 31, 2025, respectively.
6 There was no related party balance as of June 30, 2026. Including amount from related parties of $6.0 million as of December 31, 2025.
7 Including amounts from related parties of $8.6 million and $0.8 million as of June 30, 2026, and December 31, 2025, respectively.
8 Including amounts from related parties of $2.5 million and $0.04 million as of June 30, 2026, and December 31, 2025, respectively.
9 Including amounts from related parties of $7.0 million and $6.9 million as of June 30, 2026, and December 31, 2025, respectively.
10 Represent related party investments in the joint ventures between Brookfield Asset Management and the Company.
11 Represent the excess of unrealized profit from sales to the joint ventures between Brookfield Asset Management and the Company over the carrying value of the related equity‑method investments.
12 Represent related party upfront share‑based consideration payable to a customer’s customer.
13 On May 27, 2026, the Company filed with the Delaware Secretary of State a Certificate of Second Amendment to its Restated Certificate of Incorporation which (among other things) renamed its Class A common stock as common stock and eliminated outdated references to Class B common stock. Prior to such amendment, the Company had 470,092,742 shares of Class B common stock authorized, but as of December 31, 2025, no such shares were issued or outstanding.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025

Revenue:
Product	$935,413	$653,348	$296,611
Installation	50,978	25,931	37,372
Service	69,023	61,879	54,449
Electricity	9,951	9,896	12,810
Total revenue[1]	1,065,365	751,054	401,242
Cost of revenue:
Product	593,957	429,232	198,746
Installation	52,829	35,080	38,224
Service	56,148	53,664	49,408
Electricity	6,859	7,534	7,741
Total cost of revenue	709,793	525,510	294,119
Gross profit	355,572	225,544	107,123
Operating expenses:
Research and development	58,873	56,849	40,768
Sales and marketing	43,045	38,439	24,066
General and administrative[2]	71,417	58,066	45,792
Total operating expenses	173,335	153,354	110,626
Income (loss) from operations	182,237	72,190	(3,503)
Interest income	20,881	20,601	6,623
Interest expense[3]	(8,906)	(8,604)	(14,440)
Equity in earnings (loss) of unconsolidated affiliates[4]	4,346	(17,002)	—
Other income, net	2,307	6,197	2,373
Loss on extinguishment of debt	—	—	(32,340)
(Loss) gain on revaluation of embedded derivatives	(539)	754	112
Profit (loss) before income taxes	200,326	74,136	(41,175)
Income tax provision	1,470	445	1,017
Net profit (loss)	198,856	73,691	(42,192)
Less: Net income attributable to noncontrolling interest	2,566	3,038	427
Net income (loss) attributable to common stockholders	$196,290	$70,653	$(42,619)
Net earnings (loss) per share available to common stockholders:
Basic	$0.68	$0.25	$(0.18)
Diluted	$0.62	$0.23	$(0.18)
Weighted average shares used to compute net earnings (loss) per share available to common stockholders:
Basic	287,288	281,719	232,542
Diluted	323,331	319,708	232,542
1 Including related party revenue of $2.8 million, $373.3 million and $27.1 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
2 Including related party general and administrative expenses of $0.2 million for the three months ended June 30, 2025. There was no related party general and administrative expenses for the three months ended June 30, 2026, and March 31, 2026.
3 Including related party interest expenses of $0.1 million for the three months ended June 30, 2025. There was no related party interest expense for the three months ended June 30, 2026, and March 31, 2026.
4 Represent related party equity in earnings (loss) of the joint ventures between Brookfield Asset Management and the Company.

Condensed Consolidated Statement of Cash Flows
(in thousands)

	Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025
Cash flows from operating activities:
Net income (loss)	$198,856	$73,691	$(42,192)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,746	13,279	12,596
Non-cash lease expense	8,024	8,002	8,384
Equity in (earnings) loss of unconsolidated affiliates, net of distributions	(4,346)	17,002	—
Stock-based compensation expense	52,217	48,215	29,284
Amortization of debt issuance costs	3,372	3,426	1,864
Loss on extinguishment of debt	—	—	32,340
Net gain on failed sale-and-leaseback transactions	(4,122)	(9,405)	(60)
Share-based consideration payable to customer’s customer[13]	5,012	(3,090)	—
Allowance for credit losses	3,080	—	—
Unrealized foreign currency exchange (gain) loss	(353)	2,827	(2,587)
Other[12]	869	(782)	(134)
Changes in operating assets and liabilities:
Accounts receivable[1]	(101,372)	11,782	(132,161)
Contract assets[2]	(122,964)	(64,690)	13,821
Inventories	(26,473)	(88,584)	(77,025)
Deferred cost of revenue	(47,168)	7,122	34,600
Prepaid expenses and other current assets[3]	(78,178)	(54,155)	11,236
Other long-term assets[4]	(70,647)	(25,993)	(1,430)
Operating lease right-of-use assets and operating lease liabilities[5]	(8,545)	(8,526)	(8,419)
Financing lease liabilities	166	89	531
Accounts payable[6]	63,460	36,962	226
Accrued warranty[7]	39,432	18,352	1,710
Accrued expenses and other current liabilities[8]	90,758	(1,367)	12,295
Deferred revenue and customer deposits[9]	211,693	89,539	(108,005)
Deferred profit with equity method investees and other long-term liabilities[10]	(85)	(86)	15
Net cash provided by (used in) operating activities	226,432	73,610	(213,111)
Cash flows from investing activities:
Purchase of property, plant and equipment	(51,641)	(26,182)	(7,245)
Proceeds from sale of property, plant and equipment	36	91	33
Investments in unconsolidated affiliates[11]	(2,948)	(19,848)	—
Net cash used in investing activities	(54,553)	(45,939)	(7,212)
Cash flows from financing activities:
Payment of debt issuance costs	19	(806)	(3,348)
Repayment of debt	(1,347)	—	—
Proceeds from financing obligations	4	—	—
Repayment of financing obligations	(3,844)	(7,972)	(2,794)
Proceeds from issuance of common stock	7,324	15,835	30
Dividend paid	(925)	—	(947)
Other	(5)	—	—

	Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended June 30, 2025
Net cash provided by financing activities	1,226	7,057	(7,059)
Effect of exchange rate changes on cash, cash equivalent, and restricted cash	(2,881)	1,976	2,071
Net increase (decrease) in cash, cash equivalents, and restricted cash	170,224	36,704	(225,311)
Cash, cash equivalents, and restricted cash:
Beginning of period	2,518,284	2,481,580	831,358
End of period	$2,688,508	$2,518,284	$606,047

1 Including changes in related party balances of $75.5 million, $151.3 million and $9.5 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
2 Including changes in related party balances of $31.0 million, $70.4 million and $0.7 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
3 Including changes in related party balances of $0.9 million, $0.3 million and $0.6 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
4 Including changes in related party balances of $5.3 million, $0.7 million and $0.3 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
5 Including changes in related party balance of $0.2 million for the three months ended June 30, 2025. There were no related party balances as of June 30, 2026, March 31, 2026, and December 31, 2025.
6 Including changes in related party balance of $0.04 million for the three months ended June 30, 2025. There were no related party balances as of June 30, 2026, March 31, 2026, and December 31, 2025.
7 Including changes in related party balances of $4.5 million, $3.3 million and $0.1 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
8 Including changes in related party balances of $0.7 million, $1.7 million and $1.8 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
9 Including changes in related party balances of $1.1 million, $1.2 million and $0.5 million for the three months ended June 30, 2026, March 31, 2026, and June 30, 2025, respectively.
10 Including changes in related party balances of $3.2 million and $8.8 million for the three months ended June 30, 2026, and March 31, 2026, respectively. There were no related party balances as of March 31, 2025, and June 30, 2025.
11 Represent related party investments in the joint ventures between Brookfield Asset Management and the Company.
12 Includes $0.1 million related party distributions received from the joint ventures between Brookfield Asset Management and the Company for the three months ended March 31, 2026.
13 Represent related party non-cash consideration payable to customer’s customer.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q2'26	Q1'26	Q2'25
GAAP revenue	$1,065,365	$751,054	$401,242
GAAP cost of revenue	709,793	525,510	294,119
GAAP gross profit	355,572	225,544	107,123
Non-GAAP adjustments:
Stock-based compensation expense	9,675	10,405	5,714
Restructuring	—	181	336
Other	116	175	177
Non-GAAP gross profit	$365,363	$236,305	$113,350
GAAP gross margin %	33.4%	30.0%	26.7%
Non-GAAP adjustments	0.9%	1.4%	1.6%
Non-GAAP gross margin %	34.3%	31.5%	28.2%

	Q2'26	Q1'26	Q2'25
GAAP operating income (loss)	$182,237	$72,190	$(3,503)
Non-GAAP adjustments:
Stock-based compensation expense	56,402	57,004	30,177
Restructuring	848	306	1,755
Other	153	211	214
Non-GAAP operating income	$239,642	$129,710	$28,643
GAAP operating margin %	17.1%	9.6%	(0.9)%
Non-GAAP adjustments	5.4%	7.7%	8.0%
Non-GAAP operating margin %	22.5%	17.3%	7.1%

Reconciliation of GAAP Net Income (Loss) to non-GAAP Net Profit and Computation of non-GAAP Net Earnings per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q2'26	Q1'26	Q2'25
Net Income (loss) to Common Stockholders	$196,290	$70,653	$(42,619)
Non-GAAP adjustments:
Add back: Net income attributable to noncontrolling interest	2,566	3,038	427
Stock-based compensation expense	56,402	57,004	30,177
Equity in (earnings) loss of unconsolidated affiliates	(4,346)	17,002	—
Effect of Assets Buyout and Repowering	(4,243)	(9,405)	(60)
Restructuring	848	306	1,755
Loss (gain) on derivative liabilities	539	(754)	(112)
Loss on extinguishment of debt	—	—	32,340
Other	153	211	214
Adjusted Net Profit	$248,209	$138,055	$22,122

Adjusted net earnings per share (EPS), Basic	$0.86	$0.49	$0.10
Adjusted net earnings per share (EPS), Diluted	$0.78	$0.44	$0.10
Weighted average shares outstanding attributable to common stockholders, Basic	287,288	281,719	232,542
Weighted-average shares outstanding attributable to common stockholders, Diluted	323,331	319,708	232,542

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(unaudited)
(in thousands)

	Q2'26	Q1'26	Q2'25
Net Income (loss) to Common Stockholders	$196,290	$70,653	$(42,619)
Add back: Net income attributable to noncontrolling interest	2,566	3,038	427
Stock-based compensation expense	56,402	57,004	30,177
Equity in (earnings) loss of unconsolidated affiliates	(4,346)	17,002	—
Effect of Assets Buyout and Repowering	(4,243)	(9,405)	(60)
Restructuring	848	306	1,755
Loss (gain) on derivative liabilities	539	(754)	(112)
Loss on extinguishment of debt	—	—	32,340
Other	153	211	214
Adjusted Net Profit	248,209	138,055	22,122

Depreciation & amortization	13,746	13,279	12,596
Income tax provision	1,470	445	1,017
Interest expense, Other (income) expense, net	(10,039)	(8,790)	5,504
Adjusted EBITDA	$253,388	$142,989	$41,239

Reconciliation of GAAP to non-GAAP Gross Profit (Loss) and Margin
(unaudited)
(in thousands, except percentages)

				Q2'26
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit (loss)	GAAP Gross Margin	Non-GAAP gross margin %
Product	$935,413	$341,456	$6,388	$—	$347,844	36.5%	37.2%
Install	50,978	(1,851)	1,118	1	(732)	(3.6)%	(1.4)%
Service	69,023	12,875	2,169	116	15,160	18.7%	22.0%
Electricity	9,951	3,092	—	(1)	3,091	31.1%	31.1%
Total	$1,065,365	$355,572	$9,675	$116	$365,363	33.4%	34.3%

				Q1'26
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit (loss)	GAAP Gross Margin	Non-GAAP gross margin %
Product	$653,348	$224,116	$6,160	$82	$230,358	34.3%	35.3%
Install	25,931	(9,149)	1,446	69	(7,634)	(35.3)%	(29.4)%
Service	61,879	8,215	2,800	145	11,160	13.3%	18.0%
Electricity	9,896	2,362	—	60	2,422	23.9%	24.5%
Total	$751,054	$225,544	$10,405	$356	$236,305	30.0%	31.5%

				Q2'25
	Revenue	GAAP gross profit (loss)	Stock-based compensation expense	Other Non-GAAP adj.	Non-GAAP gross profit (loss)	GAAP Gross Margin	Non-GAAP gross margin %
Product	$296,611	$97,865	$3,569	$232	$101,666	33.0%	34.3%
Install	37,372	(852)	831	(1)	(22)	(2.3)%	(0.1)%
Service	54,449	5,041	1,314	283	6,638	9.3%	12.2%
Electricity	12,810	5,069	—	(1)	5,068	39.6%	39.6%
Total	$401,242	$107,123	$5,714	$513	$113,350	26.7%	28.2%

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP basic and diluted earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP service gross margin is service gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (non-GAAP earnings from operations) is operating income (loss) (earnings (loss) from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net profit (non-GAAP net earnings) is net income (loss) (net earnings (loss)).
•The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted earnings (loss) per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss).

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin, including non-GAAP service gross margin, are defined to exclude charges relating to stock-based compensation expense, restructuring charges, and other charges. Non-GAAP net profit (non-GAAP net earnings) and non-GAAP diluted earnings per share consist of net income (loss) or diluted net income (loss) per share excluding charges relating to net income attributable to noncontrolling interest, charges relating to stock-based compensation expense, equity in earnings (loss) of unconsolidated affiliates, effects of assets buyout and repowering, restructuring charges, loss (gain) on derivative liabilities, loss on extinguishment of debt, and other charges. Adjusted EBITDA is defined as net income (loss) before interest income (expense), income tax provision, depreciation and amortization expense, net income attributable to noncontrolling interest, loss on extinguishment of debt, equity in earnings (loss) of unconsolidated affiliates, charges relating to stock-based compensation expense, restructuring charges, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Net income attributable to noncontrolling interest represents allocation to the noncontrolling interests under the hypothetical liquidation at book value (“HLBV”) method and is associated with the joint venture in the Republic of Korea and the ventures between Brookfield Asset Management and the Company.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Loss on extinguishment of debt for the three months ended June 30, 2025, was $32.3 million, which was recognized as a result of the debt exchange between the 2.5% Green Convertible Senior Notes due August 2025 and the 3% Green Convertible Senior Notes due June 2029, that settled on May 13, 2025.
•Equity-method investment adjustment—include (i) elimination of intra‑entity profit on sales to joint ventures formed with Brookfield Asset Management—deferred and recognized over the assets’ depreciable lives—and (ii) the Company’s equity pickup of those joint ventures’ net results under HLBV method. Equity-method investment adjustments are excluded from non-GAAP financial measures because these generally are non-cash, represent non-operating activity during the period of adjustment, relate to activity in entities outside of the operational control of the Company, and excluding such expense/gain provides meaningful supplemental information regarding core operations.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Restructuring charges are represented by severance expense and other costs.

•Effects of Assets Buyout and Repowering represents net gain on failed sale-and-leaseback transactions due to termination of multiple Managed Services sites, consisting of loss on impairment of related fixed assets offset against gain on extinguishment of debt as a result of derecognition of respective financing obligations adjusted by cash paid for assets buyback.
•Other represents: (1) site termination costs of $0.1 million, $0.1 million, and $0.2 million for three months ended June 30, 2026, three months ended March 31, 2026, and three months ended June 30, 2025, respectively, (2) sales property tax of $0.1 million for March 31, 2026, and (3) immaterial amounts of amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Profit before depreciation and amortization expense, income tax provision, interest income (expense), other income, net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Income (Loss) to non-GAAP Net Profit and Computation of non-GAAP Net Earnings per Share (EPS),” “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” and “Reconciliation of GAAP to non-GAAP Gross Profit (Loss) and Margin” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), and non-GAAP diluted earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Income attributable to noncontrolling interest and (gain) loss on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the (gain) loss in value of certain assets and liabilities. The expense associated with this (gain) loss in value is excluded from non-GAAP net earnings, and non-GAAP diluted earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP service gross margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP diluted earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-

GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP service gross margin, non-GAAP operating income (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net profit (non-GAAP net earnings), non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.